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                                                                      EXHIBIT 23


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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
FIRST BRANDS CORPORATION:

     We consent to incorporation by reference in the Registration Statements (Nos. 33-35770, 33-56992 and 33-56503) on Form S-8 of First Brands Corporation of our reports dated September 19, 1995, relating to the consolidated balance sheets of First Brands Corporation and subsidiaries as of June 30, 1995 and 1994, and the related consolidated statements of income, stockholder's equity and cash flows and related schedule for each of the years in the three-year period ended June 30, 1995, which reports appear in the June 30, 1995 annual report on Form 10-K405 of First Brands Corporation. Our reports refer to the Company's change in its method of accounting for postretirement benefits other than pensions.

                                          KPMG PEAT MARWICK LLP

New York, New York
September 22, 1995